Exhibit 10.1

NORTHROP GRUMMAN CORPORATION

1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,

AS AMENDED

Section 1:    Purpose

The Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors (“Plan”) has been adopted to promote the longer-term growth and financial success of the Company by (1) enhancing its ability to attract and retain nonaffiliated individuals of outstanding ability as members of the Board and (2) promoting a greater identity of interest between non-employee members of the Board and shareholders.

Section 2:    Definitions

As used in the Plan, the following terms have these respective meanings:

(a)	“Board” means the Company’s Board of Directors.

(b)	“Common Stock” means the Company’s Common Stock, par value $1.00 per share, or any successor stock issued by the Company in replacement or conversion thereof.

(c)	“Company” means Northrop Grumman Corporation, a corporation established under the laws of the State of Delaware.

(d)	“Fair Market Value” means for any given day the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading or as reported on the National Association of Securities Dealers Automated Quotation (“NASDAQ”) National Market System, if not so listed or admitted. If no sales of Common Stock were made on such exchange or reported on the NASDAQ system on that date, the closing price of a share of Common Stock for the preceding day of such exchange or as reported by NASDAQ shall be substituted.

(e)	“Grant Date” means the third business day following the Company’s Annual Meeting of Shareholders.

(f)	“Participant” means for each Grant Date any director of the Company who is not an employee of the Company or any subsidiary or affiliate of the Company on the applicable Grant Date.

(g)	“Plan” means the Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors.

(h)	“Stock Option” means a right to purchase shares of Common Stock at the applicable Fair Market Value.

(i)	“1934 Act” means the Securities Exchange Act of 1934.

Section 3:    Effective Date

The Plan shall be effective beginning on the date it is approved by the Company’s shareholders and shall remain in effect for each applicable Grant Date until terminated by the Board. If the Plan is terminated, the terms of the Plan shall continue to apply to all outstanding Stock Options granted prior to such termination.

Section 4:    Plan Operation

The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the 1934 Act and accordingly is intended to be self-governing. To this end, the Plan is intended to require no discretionary action by any administrative body with regard to any transaction under the Plan except as specified in Section 5(b) of the Plan.

Section 5:    Common Stock Available for Stock Options

(a)	Number of Shares. A maximum of 300,000 shares of Common Stock may be issued upon the exercise of Stock Options granted under the Plan. Shares of Common Stock shall not be deemed issued until the applicable Stock Option has been exercised and, accordingly, any shares of Common Stock represented by Stock Options which expire unexercised or which are cancelled shall remain available for issuance under the Plan.

(b)	Adjustments. The Board, as it deems appropriate to meet the intent of the Plan, may make such adjustments to the number of shares available under the Plan to the number of Stock Options to purchase shares to be granted on each Grant Date and to any outstanding Stock Options, provided such adjustments are consistent with the effect on other shareholders arising from any corporate restructuring or similar action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock. The Board may also, when similarly appropriate, make such adjustment in the exercise price of outstanding Stock Options as it deems necessary to preserve the rights of Participants under the Plan.

Section 6:    Stock Option Terms

(a)	Granting of Stock Options. Each participant shall be granted a Stock Option to purchase 3000 shares on each Grant Date that the Plan is in effect.

(b)	Duration and Exercisability. Each Stock Option shall have a term of ten years and shall become immediately exercisable on the Grant Date.

(c)	Termination of Directorship. When a Participant ceases to be a member of the Board, each Stock Option or portions thereof, held by such Participant shall continue to be exercisable for the lesser of five years or until the end of the original term. Notwithstanding the foregoing, if a Participant is terminated as a member of the Board for cause, any exercisable Stock Option shall cease to be exercisable on the date of termination.

(d)	Exercise of Stock Options. Stock Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. Payment for shares of Common Stock shall be made in full at the time that a Stock Option, or any part thereof, is exercised. Payment may be made (i) in cash, or (ii) by delivery of shares of Common Stock of the Company held by the Participant, which shares shall be valued for purposes of payment, at their Fair Market Value on the date of payment, or (iii) by a combination of (i) and (ii) above, or (iv) by ensuring receipt by the Company of an executed exercise notice coupled with an irrevocable instruction to a broker to execute a “same day” sale and deliver the sale exercise price to the Company, or (v) by directing the Company to withhold from the shares that would otherwise be issued upon exercise of the Stock Option that number of whole shares having a fair market value equal to the aggregate option price for the optioned shares issuable on exercise of the Stock Option. Shares of the Company’s Common Stock so withheld shall be valued at their Fair Market Value at the close of the last business day immediately preceding the date of exercise of the Stock Option. The Participant agrees that, in the event the exercise of any Stock Options granted in this Plan or the disposition of shares following exercise of such options results in the Participant’s realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by the Company, the Participant will pay to the Company an amount equal to such withholding tax (i) in cash or (ii) by delivery of Common Stock already owned by the Participant prior to delivery to the Participant of certificates representing the shares purchased or transferred or (iii) upon issuance of any stock under this Plan, allow the Company to withhold such shares otherwise issuable by the amount necessary to satisfy the Participant’s federal, state and local tax withholding requirements.

Section	7: General Provisions

(a)	Non-Transferability of Stock Options. So long as restrictions on transferability of Stock Options are required by Rule 16b-3 or any successor rule adopted pursuant to the 1934 Act, a Stock Option granted under the Plan may not be transferred otherwise than as permitted by Rule 16b-3 or any successor rule. Rule 16b-3 currently permits transfers only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

(b)	Documentation of Grants. Stock Options shall be evidenced by written agreements.

(c)	Plan Amendment. The Board may amend or terminate the Plan provided that (i) stockholder approval shall be required for any amendment whenever such approval is necessary to allow this Plan to meet the conditions of Rule 16b-3 (or any successor rule) under the 1934 Act, and (ii) no amendment may impair any Participant’s rights with respect to an outstanding Stock Option without the consent of the Participant. The Plan may not be amended more than once every six months, other than to comport with the changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

(d)	Future Rights. Neither the Plan nor the granting of Stock Options nor any such action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board. Nothing in this Plan shall in any way limit or effect the right of the Board or the shareholders of the Company to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

(e)	Governing Law. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

As in Effect May, 2004